Exhibit 1
                                                           Page 1 of 3

                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                        AS OF SEPTEMBER 30, 1998
                              (UNAUDITED)


                    ASSETS

PROPERTY
Furniture and Equipment                             $      5,746,762.42
Intangible Assets                                               (855.68)
Construction in Process                                       26,993.56
                                                    -------------------
     Total Property                                        5,772,900.30
                                                    -------------------

INVESTMENTS
Investment in EOSI                                           311,587.59
                                                    -------------------
                                                             311,587.59
                                                    -------------------

CURRENT & ACCRUED ASSETS
Cash                                                       3,208,800.82
Working Funds/Travel Advances                                789,571.25
Special Deposits                                             459,452.09
Temporary Cash Investments                                14,110,276.36
Accounts Receivable                                           60,605.49
Accounts Receivable - Associated Companies                10,549,907.39
Notes Receivable                                           2,190,429.17
Accounts Receivable - Customer Service                         1,903.74
Accrued Interest                                              18,114.73
Prepaid Expenses                                             161,359.88
Income Taxes Receivable                                       24,347.50
                                                    -------------------
     Total Current and Accrued Assets                     31,574,768.42
                                                    -------------------

DEFERRED DEBITS
Accumulated Deferred Income Tax-Fed & State               40,046,661.05
Miscellaneous Deferred Debits                             (3,303,179.11)
                                                    -------------------
     Total Deferred Debits                                36,743,481.94
                                                    -------------------

          Total Assets                              $     74,402,738.25
                                                    ===================

                                                           Exhibit 1
                                                           Page 2 of 3

                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                        AS OF SEPTEMBER 30, 1998
                              (UNAUDITED)



                    CAPITAL

Common Stock                                          $   57,400,000.00
Additional Paid-in Capital                            $   12,000,000.00
Miscellaneous Paid-in Capital                            153,000,000.00
Retained Earnings                                       (205,001,998.31)
                                                      -----------------
     Total Capital                                        17,398,001.69
                                                      -----------------

                  LIABILITIES

CURRENT & ACCRUED LIABILITIES
Accounts Payable                                           4,879,750.33
Accounts Payable to Associated Companies                  26,180,711.99
Taxes Accrued                                             (2,678,210.10)
Tax Collections Payable                                       59,788.04
Miscellaneous Current & Accrued Liabilities                9,441,381.92
                                                      -----------------
     Total Current & Accrued Liabilities                  37,883,422.18
                                                      -----------------

LONG TERM LIABILITIES
Notes Payable - Entergy Corp.                             17,500,000.00
Other Long Term Debt                                               0.00
Accum. Misc. Operating Provision                                   0.00
                                                      -----------------
     Total Current & Accrued Liabilities                  17,500,000.00
                                                      -----------------

DEFERRED CREDITS
Other Deferred Credits                                     1,621,314.38
                                                      -----------------
     Total Deferred Credits                                1,621,314.38
                                                      -----------------

     Total Liabilities                                    57,004,736.56
                                                      -----------------

          Total Capital & Liabilities                 $   74,402,738.25
                                                      =================

                                                           Exhibit 1
                                                           Page 3 of 3

                        ENTERGY ENTERPRISES, INC.
                    UNCONSOLIDATED INCOME STATEMENT
                  NINE MONTHS ENDED SEPTEMBER 30, 1998
                              (UNAUDITED)


                    REVENUE

Services Rendered Non-Associates                  $           37,795.62
Services Rendered Associates                              45,427,007.86
Equity in Earnings of Subsidiaries                                 0.00
Miscellaneous Income                                           1,320.13
Interest Income                                              520,725.44
Dividend Income                                                    0.00
                                                  ---------------------
     Total Revenue                                        45,986,849.05
                                                  ---------------------

                   EXPENSES

Salaries, Wages and Benefits                              23,878,335.31
Outside Services                                          22,768,196.53
Selling and Marketing Expenses                               935,962.14
Rent                                                       3,049,269.08
Administrative and General                                 9,149,942.62
Active Development Credit                                 (4,834,310.32)
Active Development Reserve                                 4,883,496.55
                                                  ---------------------
     Total Administrative and General Expense             59,830,891.91
                                                  ---------------------

Taxes Other Than Income                                      154,334.37
Depreciation and Amortization                              1,661,924.50
Miscellaneous Expenses                                        27,121.73
Loss on Sale of EISI                                      46,052,514.52
                                                  ---------------------
     Total Expenses                                      107,726,787.03
                                                  ---------------------

Income (Loss) Before Income Taxes                        (61,739,937.98)

Income Taxes - Federal                                   (38,387,881.30)
Income Taxes - State (Benefit)                                81,576.90
Provision for Deferred Income Taxes - Federal                291,255.01
Provision for Deferred Income Taxes - State                   24,173.00
                                                  ---------------------

Net Income (Loss)                                        (23,749,061.59)
                                                  =====================